SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934 (Amendment No.   )

          Filed by the Registrant  [X]
          Filed by a Party other than the Registrant  [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                    FNB Rochester Corp.
                   (Name of Registrant as Specified In Its Charter)

          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a- 6(i)(2) or Item 22(a)(2) of Schedule 14A.

          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          [ ]  Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                 FNB ROCHESTER CORP.
                                   35 STATE STREET
                              ROCHESTER, NEW YORK 14614


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                     MAY 28, 1996


          NOTICE IS HEREBY GIVEN THAT the ANNUAL MEETING OF SHAREHOLDERS of FNB ROCHESTER CORP. (the "Company") will be held at the STRATHALLAN, 550 EAST AVENUE, ROCHESTER, NEW YORK 14607, ON MAY 28, 1996 AT 10:00 A.M., local time, for the following purposes:

               (1) To elect EIGHT (8) Directors to hold office for the ensuing year, and until their successors have been duly elected and qualified.

               (2) To consider and act upon a proposal to approve and ratify an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of the Company's common stock authorized for purchase under the Plan by 100,000 to an aggregate of 325,000, effective as of October 3, 1995.

               (3) To consider and act upon a proposal to approve and ratify the adoption of the Company's 1995 Non-Employee Director Stock Option Plan, including grants thereunder to each non-employee director on October 30, 1995 of options to purchase 2,500 shares of the Company's common stock.

               (4) To transact such other business as may properly come before the Meeting.

          The holders of record of common shares at the close of business on April 10, 1996 are entitled to notice of and to vote at the Annual Meeting.

          PLEASE INDICATE YOUR INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND MAIL IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON AND THE PROXY WILL NOT BE USED.



          Dated: April 24, 1996

                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        Timothy P. Johnson
                                        Assistant Secretary

                                   PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS

                                 FNB ROCHESTER CORP.
                                   35 STATE STREET
                              ROCHESTER, NEW YORK 14614

                                  TO BE HELD AT THE
                                     STRATHALLAN
                         550 EAST AVENUE, ROCHESTER, NEW YORK
                                   ON MAY 28, 1996

          THIS PROXY STATEMENT IS FURNISHED TO THE HOLDERS OF COMMON STOCK OF FNB ROCHESTER CORP. (THE "COMPANY") IN CONNECTION WITH THE SOLICITATION OF PROXIES ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MAY 28, 1996, or any adjournments thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about April 24, 1996.

          Shareholders who execute proxies retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the shares represented thereby will be voted for the nominees of the Board of Directors and for Proposals 2 and 3, unless otherwise indicated on the proxy.

          VOTING

          Under the New York Business Corporation Law ("BCL") and the Company's by-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's by-laws, the Directors standing for election must be elected by a plurality of the votes cast. For voting purposes, all votes cast "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item. Broker non-votes will not be counted for any item.

          The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,250, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company and its subsidiaries may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of the Company or its subsidiaries will receive any compensation for their solicitation activities in addition to their regular compensation. The Company will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of Company stock held of record by such persons.

          The Board of Directors has fixed the close of business on April 10, 1996 as the time as of which shareholders entitled to notice of and to vote at the Annual Meeting shall be determined. There were 3,570,563 shares of the Company's common stock, par value $1.00 per share, outstanding and entitled to vote at the close of business on April 10, 1996.


                  BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
                         BY CERTAIN PERSONS AND BY MANAGEMENT

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table shows the name, address, and beneficial ownership of the Company's common stock as of April 10, 1996 of each person known to the Company to be a beneficial owner, directly or indirectly, of more than 5% of any class of its outstanding securities entitled to vote:

          Name and Address of       Common Shares
          Beneficial Owner (1)      Beneficially Owned Percent of Class
          ____________________      __________________ ________________
          Laurie Kuskin             227,056   (2)      6.4%
          c/o Kravetz Realty, Inc.
          150 Linden Oaks Drive
          Rochester, New York 14625

          William Levine            320,957   (3)      9.0%
          c/o Alleson of Rochester
          2921 Brighton-Henrietta
            Town Line Road
          Rochester, New York 14623


          (1) Information presented in this table has been obtained from the respective shareholder, from filings made with the Securities and Exchange Commission or from the Company's transfer agent. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.
          (2) Includes 86,085 shares held as Executrix of the Estate of Fred B. Kravetz, 10,932 shares held as Executrix of the Estate of Arline Kravetz, and 33,000 shares held as Trustee for the benefit of certain members of her immediate family.
          (3) Includes 340 shares held by Mr. Levine's wife and 98,343 shares held by Mr. Levine as Trustee for the benefit of certain members of his family.


          SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

          The following table shows the name, address, and beneficial ownership of the Company's common stock as of April 10, 1996, of each Director of the Company and nominee for director, of each executive officer who is named in the Summary Compensation Table (Named Officer) and of all directors, nominees for director, and executive officers of the Company as a group, respectively:

          Name and Address*      Shares owned    Percent of Class
          _________________      ____________    ________________
          R. Carlos Carballada       81,094 (1)     2.2%
          Michael J. Falcone        129,049         3.6%
          Joseph M. Lobozzo II       20,000 (2)     **
          Francis T. Lombardi         5,724         **
          Carl R. Reynolds           23,607 (3)     **
          H. Bruce Russell            5,000         **
          James D. Ryan               3,618 (4)     **
          Linda Cornell Weinstein    29,352 (5)     **
          Donald R. Aldred           16,482 (6)     **
          Robert B. Bantle           17,518 (6)     **
          Stacy C. Campbell          16,612 (6)     **
          All directors and executive
             officers as a group
             (13 persons)           381,813 (7)     10.2%

          * The address of each Director and Named Officer is c/o FNB Rochester Corp., 35 State Street, Rochester, New York 14614.

          ** Less than 1%.

          (1) Includes options to purchase 78,000 common shares that are exercisable within 60 days.
          (2)   Held jointly with Mr. Lobozzo's wife.
          (3) Includes 19,854 shares that are held jointly with Mr. Reynolds' wife.
          (4)   Includes 2,559 shares held by Mr. Ryan's wife.
          (5) Includes 14,852 shares held by the Cornell/Weinstein Family Foundation, as to which shares Ms. Weinstein has shared voting and investment power, and 5,000 shares held by Ms. Weinstein's husband.
          (6) Includes options to purchase 16,000 common shares that are exercisable within 60 days.
          (7) Except as otherwise indicated above, members of the group have sole voting and investment power with respect to such shares. Includes options exercisable within 60 days to purchase 158,000 shares.



                          ITEM 1.     ELECTION OF DIRECTORS

          NOMINEES FOR ELECTION AS DIRECTORS

          At the Annual Meeting, eight (8) Directors will be elected to serve for the ensuing year, and until their successors are duly elected and qualified. Each of the nominees named below is a present member of the Board of Directors and was elected at the Company's last Annual Meeting of Shareholders. All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee should be unable to stand for election, it is the intention of the persons designated as proxies to vote, in their discretion, for such other persons, if any, as may be designated as nominees by the Board of Directors. The Board of Directors proposes to nominate and recommends a vote for election of the following persons.

                                       Director
          Director's Name (age)        Since     Principal Occupation
          _____________________        ________  ____________________
          R. Carlos Carballada (61)    1992      President, Chief Executive
                                                 Officer, FNB Rochester
                                                 Corp.

          Michael J. Falcone (60)      1978      Real Estate Developer,
                                                 Pioneer Group

          Joseph M. Lobozzo II (52)    1993      President & CEO, JML
                                                 Optical Industries, Inc.

          Francis T. Lombardi (64)     1978      Vice President, Syracuse
                                                 Tank & Mfg. Co. Inc.

          Carl R. Reynolds (48)        1977      Attorney

          H. Bruce Russell (58)        1993      Vice President, Corporate
                                                 Real Estate - Eastman
                                                 Kodak Company

          James D. Ryan (63)           1992      President and Owner, RYCO
                                                 Management, Inc.

          Linda Cornell Weinstein (51) 1993      Executive Director,
                                                 Cornell/Weinstein Family
                                                 Foundation

          Other than Mr. Carballada, each director of the Company has been engaged in his or her principal occupation or employment as specified above for five years or more.

          Each director of the Company is also a director of First National Bank of Rochester (the "Bank").

          Mr. Carballada has been employed in the banking business since 1968. He was President and Chief Executive Officer of Citizens Central Bank in Arcade, New York from June, 1975 until August, 1981, and was President and Chief Executive Officer of Central Trust Company in Rochester, New York, from September, 1981 until May, 1992. Mr. Carballada became the President and Chief Executive Officer of the Company in June of 1992. Mr. Carballada also serves as President and Chief Executive Officer of the Bank and until its sale on April 1, 1994, served as President and Chief Executive Officer of Atlanta National Bank.

          Mr. Falcone is the Senior Partner of Pioneer Development Company, a real estate development and management company headquartered in Syracuse, New York. He has held that position since 1987. Since 1992, Mr. Falcone has served as Chairman of the Board of Directors of the Company and the Bank.

          Mr. Lobozzo has been the President, Chief Executive Officer, and principal shareholder of JML Optical Industries, Inc., located in Rochester, New York, since 1972. JML Optical Industries, Inc. manufactures, designs, and imports precision optical systems.

          Mr. Lombardi is Vice President of Syracuse Tank & Manufacturing Company, Incorporated, a manufacturer of metal products in Syracuse, New York, and has been associated with the manufacturing company since 1957.

          Mr. Reynolds has been an attorney engaged in the general practice of law in Rochester, New York since 1975. Mr. Reynolds is also President and a director of New Sky Communications, Inc., a motion picture production company. Since 1992, Mr. Reynolds has served as Vice Chairman of the Board Directors of the Company and the Bank.

          Mr. Russell joined the Finance and Administration Division of the Eastman Kodak Company in Rochester in 1963. Since that time, Mr. Russell has held a variety of positions there, each with increasing responsibility. In 1986, he became a divisional Vice President and Director, Corporate Real Estate Office, a position he currently holds.

          Mr. Ryan is a Rochester area real estate developer, and since 1969 has been the principal shareholder and president of RYCO Management, Inc., a real property development and management company.

          Ms. Weinstein has served as Executive Director of the Cornell/Weinstein Family Foundation, a private non-profit foundation located in Rochester, New York, since 1986.

          No family relationships exist among the above-named Directors or Officers of the Company. None of the Directors of the Company holds a directorship in any other publicly traded company, except for Carl R. Reynolds, who is a director of New Sky Communications, Inc., a company registered under Section 15(d) of the Securities and Exchange Act of 1934, as amended.


                             INFORMATION ABOUT MANAGEMENT

          COMMITTEES OF THE BOARD OF DIRECTORS

          Among other committees, the Company has a Nominating and Compensation Committee and an Audit and Examining Committee. The defined purposes and current membership of these two committees are as follows.

          NOMINATING AND COMPENSATION COMMITTEE, chaired by Mr. Lobozzo, met 4 times in 1995. The Nominating and Compensation Committee was formed in 1993 and combines the previous Stock Option Committee and Nominating Committee. The Committee selects and recommends to the Board of Directors candidates for the Board of Directors of the Company, evaluates the performance of the Chief Executive Officer on an annual basis, makes recommendations regarding executive officer compensation, and administers the Company's employee Stock Option Plan. The Nominating and Compensation Committee will review shareholders suggestions of nominees for director that are submitted in writing to the committee, at the address of the Company's principal executive office, not less than 120 days in advance of the date the Company's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. In addition to Mr. Lobozzo, Messrs. Falcone and Ryan are members of this committee.

          AUDIT AND EXAMINING COMMITTEE, chaired by Mr. Lombardi, met 4 times in 1995. The Audit and Examining Committee has responsibility for general oversight of the Company's internal auditors, reviewing the Company's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of the Company's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Committee also has the responsibility for making a recommendation to the Board of Directors regarding the selection of the Company's independent auditors. In addition to Mr. Lombardi, Messrs. Lobozzo and Reynolds are members.


          BOARD OF DIRECTORS AND COMMITTEE MEETINGS

          The Board of Directors held 13 meetings in fiscal year 1995, and all of the Directors attended at least 75% of the aggregate of
          (a) the total number of meetings of the Board of Directors held during the period for which they served as Director, and (b) the total number of meetings held by all committees of the Board of Directors on which they served.


          DIRECTOR COMPENSATION

          All Directors receive compensation of $300 for attendance at each Board of Directors' meeting of the Company or any Board of Directors' meeting of any subsidiary. All directors receive $200 for each meeting of any committee of the Board or committee meeting of the Board of Directors of any subsidiary of the Company. No executive officer of the Company who also serves as a director receives fees for Board or committee meetings attended.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During 1995, all of the Nominating and Compensation Committee members, or members of their immediate families, borrowed or had outstanding, either directly or indirectly, loans in excess of $60,000 from the Bank. In each instance the loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.


          DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

          The Company maintains a Directors' and Officers' liability insurance policy written by the Aetna Casualty and Surety Company. The policy is for a one-year period expiring April 30, 1996, at an annual premium of $77,430.00, and is expected to be renewed for an additional year at an annual premium that is still to be determined. The policy provides for indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company or any subsidiary, for claimed liability arising out of their conduct in such capacities.

          EXECUTIVE OFFICERS


          The following current officers of the Company or the Bank ("Executive Officers") are deemed to be "executive officers" for purposes of the federal securities laws.

          R. Carlos Carballada (61), President and Chief Executive Officer of the Company and the Bank, commencing June 8, 1992. See the information provided under "Nominees for Director," above, for a description of employment history and business experience of Mr. Carballada.

          Donald R. Aldred (53), Senior Vice President, Business and Professional Banking Division of the Bank, commencing June 23, 1992. From 1987 to 1992, he was Senior Vice President and Manager of the Commercial Banking Division at Central Trust Company. Prior to his time with Central Trust Company, he spent 21 years with Manufacturers and Traders Trust Company progressing through numerous lending/credit functions to the position of Vice President and Manager of Commercial Finance.

          Robert B. Bantle (44), Senior Vice President, Community Banking Division of the Bank, commencing July 1, 1992. He was Senior Vice President, Human Resources, at Central Trust Company from 1989 until 1992. Prior to joining Central Trust Company, he spent 15 years with Security Trust/Fleet Bank in various areas, including Human Resources, Branch Administration, and Strategic Planning.

          Stacy C. Campbell (59), Senior Vice President and Chief Financial Officer of the Company and the Bank, commencing July 1, 1992. From 1976 to 1992, Mr. Campbell was Senior Vice President and Chief Financial Officer at Central Trust Company. Prior to joining Central Trust Company, he was employed by Marine Midland Bank N.A. in Commercial Lending, Treasury, and Financial positions.

          Robert E. Gilbert (48), Senior Vice President, Operations Division of the Bank, commencing June 29, 1992. From 1990 to 1992, he was a Managing Agent at the Resolution Trust Corporation. From 1975 to 1989, he worked in various capacities with Irving Bank Corporation including Executive Vice President and General Manager of Irving Services Corporation, Senior Vice President of Operations at Central Trust Company, and Vice President of Operations at Citizens Central Bank of Arcade, New York.

          Theresa B. Mazzullo (43), Senior Vice President, Trust & Investment Division of the Bank, commencing March 10, 1993. She was Vice President and Manager of the Personal Trust and Investment Estate Planning and New Business Department of The Chase Manhattan Bank, N.A. in Rochester from March 1992 until March 1993. From 1978 until 1992 she progressed through various trust positions at Central Trust Company to the level of Vice President and Manager of Trust Marketing Sales.

          EXCHANGE ACT COMPLIANCE

          Under Section 16 of the Securities and Exchange Act of 1934, as amended, Directors, Executive Officers, and certain other persons are required to report their ownership of equity securities of the Company, and any changes in that ownership, to the Securities and Exchange Commission and the Company. Based solely upon a review of reports furnished to the Company by such persons on Forms 3, 4, or 5 for the year ended December 31, 1995 (the "Section 16(a) Reports"), the only omissions from or late filings of Section 16(a) Reports known to the Company was one late filing of Form 4 by Mr. Ryan with respect to two transactions in the Company's stock.


          EXECUTIVE COMPENSATION

          Shown below is information concerning annual and long-term compensation to certain Executive Officers for services to the Company for the years ended December 31, 1995, 1994, and 1993. The table includes information on the Company's Chief Executive Officer, Mr. Carballada, and its Chief Financial Officer, Mr. Campbell, and also on Mr. Aldred and Mr. Bantle, two of the Bank's Senior Vice Presidents (the "Named Officers"). No other current Executive Officer earned more than $100,000 in salary and bonus in 1995.


                              Summary Compensation Table

                                     Annual Compensation     Long-Term      (1)
                  Name and                                  Compensation    All
             Principal Position                                            Other
                                                                          Compen-
                                   Year  Salary    Bonus      Options     sation
                                                              (Shares)


           R. Carlos Carballada,   1995  $196,618  $5,899       7,000  $ 7,435
           President & Chief       1994  $190,692  $   0        8,000  $ 5,190
           Executive Officer       1993  $185,000  $   0       10,000  $ 4,062

           Donald R. Aldred,       1995  $106,174  $5,185       5,000  $ 1,323
           Senior Vice President,  1994  $102,974  $   0        4,000  $ 1,189
           Business &              1993   $99,900  $   0        5,000  $ 1,048
           Professional Banking

           Robert B. Bantle,       1995   $95,548  $4,866       5,000  $ 1,857
           Senior Vice President,  1994   $92,666  $   0        4,000  $ 1,655
           Community Banking       1993   $89,900  $   0        5,000  $   901
           Stacy C. Campbell,      1995   $95,548  $4,866       5,000  $ 2,839
           Senior Vice President   1994   $92,666  $   0        4,000  $ 2,631
           & Chief Financial       1993   $89,900  $   0        5,000  $ 2,113
           Officer

          (1)   Includes for 1995: $2,310, $350, $1,556, and $1,556 for
                Company contributions to the Company's 401(k) plan on behalf of Messrs. Carballada, Aldred, Bantle, and Campbell, respectively, and $5,125, $973, $301, and $1,283 in group term life insurance premiums for Messrs. Carballada, Aldred, Bantle, and Campbell, respectively

          OPTION GRANTS

          The following table details the number and terms of options granted during the last fiscal year to Named Officers.

                        OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                  Realizable Value of
                            Individual Grants                        Assumed Annual
                                                                     Rates of Stock
                                                                   Price Appreciation
                                                                    for Option Term

                               % of Total
                         (1)     Options
             Name     Options  Granted to  Exercise  Expiration      5%        10%
                      Granted   Employees  Price     Date
                                in Fiscal
                                  Year

          R. Carlos    7,000      11.6%      $7.88     10/30/05   $89,880   $143,080
          Carballada

          Donald R.    5,000      8.3%       $7.88     10/30/05   $64,200   $102,200
          Aldred

          Robert B.    5,000      8.3%       $7.88     10/30/05   $64,200   $102,200
          Bantle

          Stacy C.     5,000      8.3%       $7.88     10/30/05   $64,200   $102,200
          Campbell

          (1) Granted October 30, 1995 at fair market value with one-half exercisable per year commencing October 30, 1996. All option grants in 1995 are subject to approval by shareholders of the proposed amendment to the 1992 Stock Option Plan at the Annual Meeting of Shareholders on May 28, 1996. Assuming 5% and 10% compounded annual appreciation of the stock price over the term of the option, the price per share of common stock would be $12.84 and $20.44 respectively, on October 30, 2005.


          NEW PLAN BENEFITS

          Subject to shareholder approval of the Amendment to the 1992 Stock Option Plan, on October 30, 1995, the Nominating and Compensation Committee granted options to purchase 7,000 shares to Mr. Carballada, options to purchase 25,000 shares to other Executive Officers as a group, and options to purchase 17,000 shares to other key, full-time salaried employees of the Company. For all such options granted, the exercise price on the date of grant was $7.88. Subject to shareholder approval of the Amendment to the Option Plan, on December 8, 1995, the Committee granted options to purchase 11,500 shares to other key, full-time salaried employees of the Company. For the December 8, 1995 grant, the exercise price on the date of grant was $8.32. Provided that the Amendment is approved, specific vesting schedules for such options, commencing on October 30, 1996 with respect to the first grant date and December 8, 1996 with respect to the second grant date, will be determined by the Committee, and will be set forth in the respective option agreements with the optionees. The Director Plan, which is subject to shareholder approval, provides for the grant of options to purchase 2,500 shares of the Company's common stock by each person who was serving as a non-employee director of the Company on October 3, 1995, with a vesting schedule of 50% on October 30, 1996 and 50% on October 30, 1997. The following table specifies the amounts that will be received by, or allocated to, the following groups under the 1992 Plan, as amended, and under the Director Plan.


                                  NEW PLAN BENEFITS
                                                       1995 Non-Employee
                 Name and       1992 Stock Option        Director Stock
            Principal Position  Plan                      Option Plan


                                  Dollar   Number      Dollar    Number
                                Value (1)  of Units   Value (1)  of Units


           R. Carlos           $55,160      7,000        N/A       N/A
           Carballada,
           President & Chief
           Executive Officer

           Donald R. Aldred,    $39,400     5,000        N/A       N/A
           Senior Vice
           President, Business
           & Professional
           Banking

           Robert B. Bantle,    $39,400     5,000        N/A       N/A
           Senior Vice
           President,
           Community Banking

           Stacy C. Campbell,   $39,400     5,000        N/A       N/A
           Senior Vice
           President & Chief
           Financial Officer

           Executive Group     $252,160    32,000        N/A       N/A

           Non-Executive            N/A       N/A   $137,900    17,500
           Director Group

           Non-Executive       $229,640    28,500        N/A       N/A
           Officer Key
           Employee Group

          (1) "Dollar Value" refers to the market value of securities underlying options granted on the date options were granted and is the same as the exercise price required to purchase shares on exercise of the options.

          OPTION EXERCISES

          The following table summarizes aggregate exercises of options by Named Officers, and the number of and the spread on unexercised options that they hold:

                      OPTION EXERCISES AND YEAR-END VALUE TABLE

          Aggregated Options Exercised in Last Fiscal Year and FY-End Option Value
                                                                          (1)
                                                         (1)            Value of
                                                      Number of     Unexercised
                                                     Unexercised      In-the-Money
                                                     Options at        Options at
                              Shares                   FY-End            FY-End
                             Acquired
                                on     Value        Exercisable/      Exercisable/
                 Name        Exercise  Realized     Unexercisable    Unexercisable

          R. Carlos              0         0           59,000/         $138,740/
          Carballada                                   41,000           $89,330

          Donald R. Aldred       0         0           14,000/          $53,210/
                                                        7,000           $17,470

          Robert B. Bantle       0         0           14,000/          $53,210/
                                                        7,000           $17,470

          Stacy C.               0         0           14,000/          $53,210/
          Campbell                                      7,000           $17,470

          (1) Includes options granted in 1995 that are subject to approval by shareholders of the proposed amendment to the 1992 Stock Option Plan at the Annual Meeting of
                Shareholders on May 28, 1996.

          RETIREMENT PLAN

          The following table shows the estimated retirement benefits payable under the Bank's plan with the New York State Bankers Retirement System (the "Plan") to Named Officers based upon hypothetical compensation and years of service levels:

                                  Pension Plan Table
                           Annual Benefits Per Number of Years of Service
              Average                           (1)
            Compensation

                               5           8           10           12

              $100,000      $7,500      $12,000      $15,000     $18,000

              $125,000      $9,375      $15,000      $18,750     $22,500

              $150,000      $11,250     $18,000      $22,500     $27,000

              $175,000      $13,125     $21,000      $26,250     $31,500

          (1) Annual benefits equal 1.5% of Average Compensation at time of retirement multiplied by years of creditable service commencing on or after April 1, 1993. For the purposes of determining benefits under the Plan, Average Annual Compensation is the average annual compensation during the highest five consecutive years in all of the years of creditable service including salary, bonus, and other taxable compensation. Effective October 1, 1994, the maximum amount of annual compensation that is taken into account in determining benefits is $150,000. Because Mr. Carballada presently has 1.5 years of credited service at higher compensation levels, he may be entitled to benefits at retirement based on more than $150,000 of Average Compensation. The annual benefits are not subject to deduction for social security or other offsets. As of April 1, 1996, all of the Named Officers had three years of credited service. Mr. Carballada's normal retirement date under the Plan would be approximately July 1, 1997. The Plan would allow him to continue accruing years of creditable service after that time so that a full five years of creditable service is possible.


          FNBR STOCK PERFORMANCE

          As part of the executive compensation information presented in this proxy statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance by a broad equity market index and with a line-of-business market index. The Company's common stock is traded in the over-the-counter market and listed on NASDAQ, so that a broad market index comparison with the NASDAQ Stock Market Total Return Index (U.S. Companies) is presented. A peer group index, on a line-of-business basis, is the NASDAQ Bank Stock index, which is the other comparison presented in this proxy statement.

          The annual change for the five-year period shown in the graph is based (as required by SEC rules) on the assumption that $100 had been invested in the Company's stock on December 31, 1990 and that all dividends had been re-invested quarterly during the period. The total cumulative dollar returns shown on the graph represents the value that the investments would have had on December 31, 1995. The calculations exclude trading commissions and taxes. The following graph shows the performance of the Company's stock compared to the performance of stocks quoted on the NASDAQ National Market System and the performance of Bank Stocks quoted on the NASDAQ National Market System:


                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  FNBR vs NASDAQ Market (US) and NASDAQ Bank Stocks

   Measurement Period                           NASDAQ         NASDAQ
   (Fiscal Year Covered)    FNBR           Stock Market (US)   Bank Stocks

   Measurement Pt-12/31/90  $100                $100           $100
   YE 12/31/91              $167.9              $160.6         $164.1
   YE 12/31/92              $129.5              $186.9         $238.9
   YE 12/31/93              $110.3              $214.5         $272.4
   YE 12/31/94              $100.7              $209.7         $271.4
   YE 12/31/95              $187.0              $296.3         $404.4

                         * Assumes reinvestment of dividends


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Nominating and Compensation Committee (the "Committee") of the Board of Directors, each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the Company's employee stock option plan.

          The senior management of the Company was hired in 1992 in conjunction with the entry of Consent Orders between the Company and the Federal Reserve Board and between the Bank and the Office of the Comptroller of the Currency. At that time, the Company sought to attract and retain a capable and experienced management team that would stabilize and reorganize the Company's banking operations during a period of regulatory and financial disarray. The basic salary arrangements between the Company (and the Bank) and the Chief Executive Officer and the other Named Officers were established under employment agreements entered into at the time the management team was hired. Except in the case of Mr. Carballada (see "Employment Agreement," below), all of these employment agreements have expired in accordance with their terms.

          After making no salary or bonus adjustments for executives in 1993, the Committee included the Executive Officers of the Company and the Bank in a 4% salary increase that was given to all employees in 1994 and in a 3% salary increase given to all employees in 1995. In addition, the Company maintains a profit sharing program applicable to all staff members which provides bonuses of specific percentages of wage base if the Bank obtains specific returns on assets during the fiscal year, and all staff members including the Executive Officers received a "profit sharing" bonus for 1995 of 3% of base wages under this program. The Committee also awarded to Executive Officers, other than the Chief Executive Officer, a $2,000 bonus in recognition of the Company's financial results for 1995 exceeding amounts targeted under the Company's business plan.

          Except as described above, the Committee's evaluation of management's performance has not been reduced to a formula of specific objective criteria but has included a general review of the Company's development and performance in many areas. Although the Committee believes that the Chief Executive Officer and the rest of the management team have been highly successful in resolving the Company's regulatory problems and have established a commendable record of continuing increases in the Company's assets and profitability, the Company's ability to reward these efforts with increases in salary and bonuses have been constrained by the Company's own needs to continuously improve its financial position.

          The Company's policy has been to try to create long term incentives that link compensation with performance and shareholder return. Under the circumstances, the Committee has viewed the award of stock options as a particularly appropriate means of providing compensation and incentive since the value of awards will normally increase in direct relation to the success of management in enhancing corporate performance in a manner that
          will be reflected in shareholder returns.   For this reason, the
          Compensation Committee and the Board have adopted and recommended for shareholder approval the increases in the number of options available and the grants of options described under "Proposal to Amend the FNB Rochester Corp. 1992 Stock Option Plan."

          In general terms, the Committee believes the grant of options under the 1992 Stock Option Plan allows the Company to reward senior management in a form that does not reduce the cash resources of the Company. The grant of options also promotes the goal of the Committee to encourage participation by management in ownership of the Company. Mr. Carballada has expressed to the Committee his firm commitment to implement future programs which will enable senior management, over the next five to eight years, to own Company Stock in an amount valued at greater than 50% of their base annual salary. In the view of this Committee, such a program will align management with the interests of the shareholders, and help to promote the long-term performance goals that will enhance shareholder returns.

          Members of the Compensation Committee:

          Joseph M. Lobozzo II, Chairman

          Michael J. Falcone

          James D. Ryan


          EMPLOYMENT AGREEMENT

          On June 8, 1992, the Company entered into a three-year
          employment agreement with Mr. Carballada, which was extended by the mutual consent of the parties on February 22, 1994 until June 30, 1997. This agreement provides for an initial annual base salary of $185,000 plus benefits, with the base amount subject to increases by the Board of Directors based on performance, inflation and other factors. The agreement is terminable by the Company at the direction of the Board of Directors. Under such circumstances, Mr. Carballada would be entitled to salary, benefits, and other compensation for the greater of one year or the remainder of the term unless his employment has been terminated for "cause" as defined in the agreement. If Mr. Carballada resigns for "good reason" as defined in the agreement, he is entitled to salary, benefits, and other compensation for
          the lesser of one year or the remainder of the term.   Payments
          after termination will cease if Mr. Carballada accepts employment with any other financial institution directly in competition with the Company in one or more contiguous counties. Certain change of control provisions contained in the agreement have been superseded by a Change of Control Employment Agreement entered into between Mr. Carballada and the Company (see "Change of Control Employment Agreements," below).


          CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

          On February 1, 1996, the Company entered into Change of Control Employment Agreements (the "Agreements") with Mr. Carballada and with each of eight other senior executive officers of the Company. The Agreements provide that in the event a "Change of Control" of the Company occurs, the Agreements will become effective and govern the terms and conditions under which the executive will continue to be employed by the Company. The Agreements provide that each executive will then be employed by the Company for a period of 18 months (24 months in the case of Mr. Carballada) in the same position, with the same compensation and benefits, that applied to the executive immediately prior to the Change of Control.

          Under the Agreements, a Change of Control is generally defined as: (i) the acquisition by any person of beneficial ownership of 35% or more of the combined voting power of the Company's voting securities, (ii) individuals who are on the Board of Directors, or who are nominated by the Board of Directors, ceasing to constitute a majority of the Board, (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation unless following the transaction more than 65% of the common stock and combined voting power of voting stock of the surviving corporation is owned in substantially the same proportions by persons who were stockholders of the Company immediately prior to the transaction, or (iv) approval by the Company's stockholders of any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company other than to a controlled entity.

          Generally, the Agreements provide that, if the executive is actually or constructively terminated from his or her position during the employment period, the executive will be entitled to receive a severance payment equal to the executive's annual compensation (1.67 times annual compensation in the case of Mr. Carballada). In addition, if the executive is still employed by the Company 12 months after the date of the Change of Control, the Employee may during a 30 day "Window Period" voluntarily terminate his or her employment and receive a severance payment equal to one-half of annual compensation (full annual compensation in the case of Mr. Carballada).

          The Agreements are not intended to deter combinations, but to reduce the uncertainty and stress attendant upon a potential change of control and thereby help to retain the Company's key executives and help to assure the full and impartial consideration of any acquisition proposal by the Company's officers. The Window Period provision is intended to help hold together an effective management team for a one year period during which an acquisition may be pending but before it has been completed.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Bank leases the Henrietta Community Banking Office (South Town Plaza), at an annual rental of $100,667, from a partnership that includes a member of the immediate family of William A. Levine, who beneficially owns more than 5% of the Company's outstanding common stock. This lease terminates on January 31, 2016. The lease is believed to be on comparable terms for agreements for similar space similarly situated, and the space is adequate for the Company's needs.

          The Bank loaned $100,000 to Mr. Reynolds in April 1989 under a home equity line of credit at an interest rate of Prime + 1.5%. Throughout 1995 the loan had a principal balance of $65,000. The loan proceeds were used to acquire a subordinated debenture of the Company that converted to common stock, and, in order to comply with applicable federal banking regulations, the Bank reduces its capital and amount of outstanding loans by the amount of this outstanding loan.

          The Bank has from time to time made and has outstanding other loans to executive officers, directors and shareholders owning in excess of 5% of the outstanding shares of the Company, and entities related to such persons, which loans (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. It is anticipated that the Bank will continue to make such loans from time to time in the future.


                    ITEM 2. PROPOSAL TO AMEND THE FNB ROCHESTER CORP. 1992 STOCK OPTION PLAN

          At the annual meeting, shareholders are being asked to consider and to take action upon a proposal to approve an amendment to the FNB Rochester Corp. 1992 Stock Option Plan (the "Option Plan"). The amendment will increase the number of shares available for grants of options under the Option Plan by 100,000 shares. The full text of the Option Plan is attached to the end of this Proxy Statement as Appendix A, and shareholders are urged to refer to it for a complete description of the Option Plan, as amended.
          The following summary is qualified in its entirety by reference to the full text of the Option Plan.

          The purpose of the Option Plan is to encourage employees of the Company and its wholly owned subsidiaries, who are largely responsible for the management, growth and protection of the Company's business and who are making and can continue to make substantial contributions to the success of its business, to acquire a larger stock ownership in the Company, thus increasing their proprietary interest in the Company's business, providing them with greater incentive for their continued employment and promoting the interests of the Company and all of its stockholders.

          As originally approved by the Company's shareholders, on August 5, 1992, options covering 125,000 shares of common stock could be granted under the Option Plan. On June 25, 1993, the Company's shareholders approved an amendment to the Option Plan that increased the number of shares for which options could be granted to 225,000. The amendment to the Option Plan which is being submitted for shareholder approval will increase the number of shares issuable under the plan from 225,000 to 325,000 shares. From the inception of the Option Plan to date, eligible participants have received options covering 225,000 shares of common stock. The Company has approximately 90 full-time salaried employees who are, therefore, potential participants in the Option Plan. See "New Plan Benefits," above.

          The Option Plan is administered by the Nominating and Compensation Committee (the "Compensation Committee"). The Option Plan provides that the Board of Directors may at any time terminate, amend, modify or suspend the Option Plan provided that, without the approval of the shareholders of the Company, no amendment or modification may be made by the Board of Directors which: (i) increases the maximum number of shares as to which options may be granted under the Plan; (ii) alters the method by which the option price is determined; (iii) extends any option for a period longer than 10 years after the date of grant; (iv) materially modifies the requirements as to eligibility for participation under the Option Plan; or (v) alters the Option Plan to defeat its purpose.

          Pursuant to the Option Plan, the option exercise price is equal to 100% of the fair market value of the Company's common stock on the date of grant, with fair market value based upon the last reported sale price for the Company's common stock as quoted on the NASDAQ system on the day of grant. The option exercise price for an option is payable in cash upon the exercise of the option, or in lieu of cash and with the approval of the Compensation Committee at or prior to the exercise, by tendering to the Company shares of common stock owned by the optionee having a fair market value equal to the cash exercise price of the option.

          Under the Option Plan, the Compensation Committee is authorized to designate an option as an "incentive stock option", or as a "nonqualified" stock option, under the Internal Revenue Code of
          1986, as amended (the "Code"),   In order to be eligible under
          the Code, incentive stock options granted to individuals who own more than 10% out of the total combined voting power of all classes of outstanding stock must have an option exercise price of 110% of fair market value of the stock at the date of grant. Options to such individuals, by their terms, may not be exercisable more than 5 years from the date of grant.

          The Option Plan provides that options granted to full-time salaried employees of the Company will terminate on such date as determined by the Compensation Committee, and as set forth in an option agreement executed at the time of the grant. If an incentive stock option is held by an employee who is terminated, and if at the time of termination such employee is not permanently and totally disabled, such incentive stock option shall terminate not more than 3 months after termination of employment. In the case of an employee holding an incentive stock option who at the time of termination of employment is permanently or totally disabled, such incentive stock option shall terminate more than 12 months after the termination of employment. Termination of nonqualified stock options shall be governed by applicable rules as adopted from time to time by the Compensation Committee; provided, however, that if no such rules are adopted then the nonqualified stock options shall terminate no later than 3 months after termination of the option holder's employment.

          If the holder of an incentive stock option dies, then the executor or administrator of the optionee's estate or any person or persons who have acquired the option directly from the optionee by bequest or inheritance may exercise the option within 12 months after the date of death. The same provisions apply for nonqualified stock options, except that the effective period shall be as described by the Compensation Committee. In no event, however, shall either an incentive stock option or a nonqualified stock option be exercisable after its respective expiration date. No option granted under the Option Plan is exercisable more than 10 years from the date of the grant, nor is it assignable or transferrable by the optionee to any other party. Options granted to eligible individuals under the Option Plan do not confer any right to continue in the employ of the Company.

          The aggregate fair market value (determined at the time the option is granted) of the Company's common stock subject to incentive stock options granted under the Option Plan which are exercisable for the first time by an individual optionee during any calendar year may not exceed $100,000.

          To the extent that options qualify as incentive stock options under Section 422 of the Code, there is no taxable income to the recipient when the option is granted or exercised. If a recipient exercises an incentive stock option and does not dispose of those shares within one year of the date the shares were transferred to him or her, or within two years from the date of the granting of the option (the "Waiting Period"), any gain realized upon disposition may be taxable to the recipient as long-term capital gain. If a recipient disposes of incentive stock option shares prior to the expiration of the Waiting Period, he or she will generally recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares as of the date of exercise or (b) the amount realized on the sale, over (ii) the option exercise price. Any additional amount realized on the disposition during such time period may be treated as either long-term or short-term capital gain depending on the length of time the recipient held the shares. The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of such an option or the sale of the underlying shares after the Waiting Period. If a recipient disposes of the underlying shares prior to the expiration of the Waiting Period, the Company may be entitled to deduct an amount equal to the ordinary income recognized by the recipient.

          To the extent options are treated as nonqualified stock options, there is no taxable income to the recipient at the time of grant. A recipient will recognize income on the date of exercise of a nonqualified stock option equal to the difference between (i) the fair market value on the date of exercise and (ii) the exercise price. The income recognized by a recipient on the exercise of the option is subject to withholding taxes. The Company may be entitled to a deduction equal to the amount of ordinary income recognized by a recipient on the exercise of a nonqualified stock option.

          The foregoing is merely a summary and does not purport to be a complete description of the federal income tax aspects of the Option Plan.

          The favorable vote of the holders of a majority of all outstanding shares entitled to vote at the meeting is required for adoption of the of the amendment to the Option Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE OPTION PLAN.


          ITEM 3. PROPOSAL TO ADOPT THE FNB ROCHESTER CORP. 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

          On October 3, 1995, subject to shareholder approval, the Board of Directors adopted the FNB Rochester Corp.1995 Non-Employee
          Director Stock Option Plan (the "Director Plan").   The full text
          of the Director Plan is attached to the end of this Proxy Statement as Appendix B, and shareholders are urged to refer to it for a complete description of the Director Plan. The following summary is qualified in its entirety by reference to the full text of the Director Plan.

          The purpose of the Director Plan is to attract and retain highly qualified persons to serve as directors, to solidify the common interests of directors and stockholders in enhancing the value of the Company's common stock, and to secure for the Company and its stockholders the benefits arising from stock ownership and participation in stock appreciation by non-employee directors of the Company.

          The Director Plan provides for the grant of options to purchase up to 25,000 shares of the Company's common stock. Options are granted under the Director Plan to non-employee directors pursuant to a formula as follows: (i) options to purchase 2,500 shares were granted to each non-employee director then in office on the fifth business day following the release of the Company's quarterly financial results for the period ended September 30, 1995 (i.e., October 30, 1995) (the "Commencement Date"); and (ii) options to purchase 2,500 shares will be granted to each non-employee director who first becomes a director after the Commencement Date on the date of his or her election and qualification as a director. If the Director Plan is approved, such approval will also constitute approval of the grant of options under the formula made to incumbent directors on October 30, 1995, which vest 50% on October 30, 1996 and 50% on October 30, 1997. See "New Plan Benefits," above.

          Under the Director Plan, the option exercise price is equal to 100% of the fair market value of the Company's common stock on the date of grant, with fair market value based upon the last reported sale price for the Company's common stock as quoted on the NASDAQ system on the day of grant. The Director Plan is administered by a committee consisting of the Company's Chief Executive Officer, Chief Financial Officer and Counsel (the "Director Plan Committee"). The option exercise price for exercise of an option is payable in cash upon the exercise of the option, or in lieu of cash and with the approval of the Director Plan Committee at or prior to exercise of an option, by tendering to the Company shares of common stock owned by the optionee having a fair market value equal to the cash exercise price of the option.

          The Director Plan provides the Director Plan Committee may at any time terminate, amend, modify or suspend the Director Plan provided that, without the approval of the shareholders of the Company, no amendment or modification may: (i) increase the maximum number of shares which may be acquired pursuant to the exercise of options, or the maximum number of options to acquire shares which may be granted under the Director Plan; (ii) change the option exercise price, (iii) increase the term of options beyond 10 years, or change the designation of persons authorized to receive options, or (iv) otherwise materially increase the cost of the Director Plan to the Company or materially increase the benefits to participants in the Director Plan.

          Options granted under the Director Plan may not be exercised after the first to occur of: (i) the expiration of 10 years from the date of grant; (ii) the expiration of six months from the termination of the optionee's service as a director; (iii) one year from the date of the optionee's death or disability; or (iv) the effective date of a merger or consolidation of the Company. The Director Plan Committee may designate vesting periods for options.

          All options granted under the Director Plan are "nonqualified stock options" under the Code. To the extent options are treated as nonqualified stock options, there is no taxable income to the recipient at the time of grant. A recipient will recognize income on the date of exercise of a nonqualified stock option equal to the difference between (i) the fair market value on the date of exercise and (ii) the exercise price. The income recognized by a recipient on the exercise of the option is subject to withholding taxes. The Company may be entitled to a deduction equal to the amount of ordinary income recognized by a recipient on the exercise of a nonqualified stock option.

          The foregoing is merely a summary and does not purport to be a complete description of the federal income tax aspects of the Director Plan.

          The favorable vote of the holders of a majority of all outstanding shares entitled to vote at the meeting is required for adoption of the Director Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE DIRECTOR PLAN.



                                SHAREHOLDER PROPOSALS

          Shareholder proposals to be considered for inclusion in the proxy statement for the next annual meeting must be submitted on a timely basis for the 1997 Annual Meeting of Shareholders and must be received by the Company at its principal executive offices no later than December 26, 1996. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


                                 INDEPENDENT AUDITORS

          A representative of KPMG Peat Marwick LLP, the Company's independent auditors for 1995, is expected to attend the annual meeting. The representative will have an opportunity to make a statement, if desired, and will be provided with time to respond to appropriate questions by Shareholders concerning the financial statements. As described under the caption "Board of Directors and Committee Meetings," the Audit and Examining Committee will recommend to the Board of Directors a firm of independent auditors for selection as auditors of the Company's 1996 financial statements.


                                    OTHER MATTERS

          Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment in such matters.

          The Company's 1995 Annual Report to Shareholders, although not a part of this Proxy Statement, is enclosed.

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1995 (WITHOUT EXHIBITS 10.4 AND 10.5), AS WELL AS ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF RECORD BY WRITTEN REQUEST TO MARIANN JOYAL, SECRETARY OF THE COMPANY, FNB ROCHESTER CORP., 35 STATE STREET, ROCHESTER, NEW YORK 14614. EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED ON PAYMENT OF A NOMINAL CHARGE.


          Dated:  April 24, 1996

                              BY ORDER OF THE BOARD OF DIRECTORS,



                              Timothy P. Johnson, Assistant Secretary

                                      APPENDIX A

                      FNB ROCHESTER CORP. 1992 STOCK OPTION PLAN

          1.   Purposes of the Plan   The purpose of the FNB Rochester
          Corp. 1992 Stock Option Plan ("Plan") is to provide a method by which those employees of FNB Rochester Corp. and its wholly owned subsidiaries ("the Corporation") who are largely responsible for the management, growth and protection of the Corporation's business, and who are making and can continue to make substantial contributions to the success of such business, may be encouraged to acquire a larger stock ownership in the Corporation, thus increasing their proprietary interest in such business, providing them with greater incentive for their continued employment, and promoting the interests of the Corporation and all its stockholders. Accordingly, the Corporation will from time to time during the term of the Plan grant to such employees as may be selected in the manner provided in the Plan options to purchase shares of Common Stock of the Corporation, subject to the conditions provided in the Plan.

          2.   Definitions   Unless the context clearly indicates
          otherwise, the following terms have the meanings set forth below.

               "Board of Directors" or "Board" means the Board of Directors of the Corporation.

               "Code" means the Internal Revenue Code of 1986.

               "Common Stock" means the Common Stock of the Corporation, $1 par value.

               "Corporation" means FNB Rochester Corp. and its wholly owned subsidiaries.

               "Grant Date" as used with respect to a particular option, means the date as of which such option is granted by the Committee pursuant to the Plan.

               "Grantee" means an individual to whom an Incentive Stock Option or Nonqualified Stock Option is granted by the Committee pursuant to the Plan.

               "Option" means an option, granted by the Committee pursuant to Section 5 of the Plan, to purchase shares of Common Stock and which shall be designated as either an "Incentive Stock Option" or a "Nonqualified Stock Option."

               "Incentive Stock Option" means an option that qualified as an Incentive Stock Option as described in Section 422 of the Code.

               "Nonqualified Stock Option" means any option granted under the Plan, other than an Incentive Stock Option.

               "Plan" means this Stock Option Plan as set forth herein and as may be amended from time to time.

               "Total and Permanent Disability" as applied to a Grantee, means that the Grantee; (i) has established to the satisfaction of the Corporation that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment
               which can be expected to result in death or   which has
               lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code); and (ii) has satisfied any requirement imposed by the Committee.

          3.   Administration of the Plan   The Plan shall be administered
          by a Committee (the "Committee") composed of three or more members who are appointed by the Board of Directors. The Committee shall select one of the Committee's members as Chairman. The Committee shall hold meetings at such times and places as it may determine, subject to such rules as to procedures to the extent not inconsistent with the provisions of the Plan as are prescribed by the Board or by the Committee. A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business. Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be the valid acts of the Committee. No member of the Committee shall be eligible to be granted options under the Plan while a member of the Committee.

          The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all optionees and any person claiming under or through an optionee unless otherwise determined by the Board.

          Any determination, decision or action of the Committee provided for in the Plan may be made or taken by action of the Board if it so determines, with the same force and effect as if such determination, decision or action had been made or taken by the Committee. No member of the Committee or of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any option granted under the Plan. The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, a person who has received or is eligible to receive an option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment or repeal of the Plan.

          4.   Stock Subject to the Plan

               (a). The stock to be issued upon exercise of options granted under the Plan shall be the Corporation's Common Stock, which shall be made available, at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock reacquired by the Corporation, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued under options granted under the Plan (as adjusted in a manner equivalent to the adjustments made under Section 15 of the Plan) shall not exceed 325,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 15 of the Plan.

               (b). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be made subject to another option granted under the Plan.

          5. Grant of Options The Committee may from time to time, subject to the provisions of the Plan, grant options to key employees of the Corporation to purchase shares of Common Stock allotted in accordance with Section 4. The Committee may designate any option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of the option as an "Incentive Stock Option" and the remaining portion as a "Nonqualified Stock Option." Any portion of an option that is not designated as an "Incentive Stock Option" shall be a "Nonqualified Stock Option."

          6.   Option Price   The purchase price per share shall be 100
          percent of the fair market value of one share of Common Stock as reported for trading on the national securities exchange on which the Common Stock may be principally traded on the date the option is granted, except that the purchase price per share shall be 110 percent of such fair market value (or the fair market value as determined below) in the case of an Incentive Stock Option granted to an individual described in Section 7(b) of this Plan. The fair market value of a Share on any day shall be: (i) if the Shares are traded in the over-the-counter market, the mean between the bid and the asked prices of the Shares in the over-the-counter market as reported on the National Association of Security Dealers Automatic Quotation System (NASDAQ); (ii) if the Shares are traded in the over-the-counter market and are designated as National Market System securities, the reported last sale price of the Shares, or (iii) if the Shares are traded on one or more securities exchanges, the average of the closing prices on all such exchanges on such day; or in the event that there are no reports for such day, the preceding day for which there is such a report. The purchase price shall be subject to adjustment only as provided in Section 15 of the Plan.

          7.   Eligibility of Optionees

               (a). Options shall be granted only to persons who are key full time salaried employees of the Corporation, as determined by the Committee. The term "key employees" shall include officers as well as other employees of the Corporation, but shall not include members of the Committee.

               (b). Any other provision of the Plan notwithstanding, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation, shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in Sections 6 and 9(a) of the Plan are satisfied. For purposes of this subsection (b), in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such individual holds an option shall not be counted. "Outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the option. "Outstanding stock" shall not include shares authorized for issue under outstanding options held by the optionee or by any other person.

               (c). Subject to the terms, provisions and conditions of the Plan and subject to review by the Board, the Committee shall have exclusive jurisdiction (i) to select the employees to be granted options (it being understood that more than one option may be granted to the same person); (ii) to determine the number of shares subject to each option; (iii) to determine the date or dates when the options will be granted; (iv) to determine the purchase price of the shares subject to each option in accordance with Section 6 of the Plan; (v) to determine the date or dates when each option may be exercised within the term of the option specified pursuant to Section 9 of the Plan; (vi) to determine whether or not an option constitutes an Incentive Stock Option; and
               (vii) to prescribe the form, which shall be consistent with the Plan, of the documents evidencing any options granted under the Plan.

               (d). Neither anything contained in the Plan or in any document under the Plan nor the grant of any option under the Plan shall confer upon any optionee any right to continue in the employ of the Corporation or limit in any respect the right of the Corporation to terminate the optionee's employment at any time and for any reason.

          8. Non-Transferability of Options No option granted under the Plan shall be assignable or transferable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee the option shall be exercisable only by such optionee.

          9.   Term and Exercise of Options

               (a). Each option granted under the Plan shall terminate on the date determined by the Committee and specified in the option agreement; provided that each Incentive Stock Option granted to an individual described in Section 7(b) of the Plan shall terminate not later than five years after the date of grant, and each other option shall terminate not later than 10 years after the date of grant. The Committee at its discretion may provide further limitations on the exercisability of options granted under the Plan. An option may be exercised only during the continuance of the optionee's employment, except as provided in Sections 10 and 11 of the Plan.

               (b). A person electing to exercise an option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such forms as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price shall be paid in full in cash upon the exercise of the option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an optionee may exercise his or her option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to his or her option, with the fair market value of such stock to be determined in the manner provided in Section 6 of the Plan (with respect to the determination of the fair market value of Common Stock on the date an option is granted).

               (c). An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date the stock certificate is issued evidencing ownership of the shares. No adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15 hereof.

               (d). A person may, in accordance with the other provisions of the Plan, elect to exercise options in any order, notwithstanding the fact that options granted to him or her prior to the grant of the options selected for exercise are unexpired.

               (e). The aggregate fair market value (determined on the date the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an individual grantee during any calendar year shall not exceed $100,000.

          10. Termination of Employment If an optionee's employment with the Corporation is terminated for any reason other than death, any option granted to him or her under the Plan shall terminate, and all rights under the option shall cease, in accordance with rules adopted by the Committee. In any event:

               (a). In the case of an Incentive Stock Option held by an optionee who is not permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), such Incentive Stock Option shall terminate no more than three months after the termination of employment.

               (b). In the case of an Incentive Stock Option held by an optionee who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), such Incentive Stock Option shall terminate 12 months after the termination of employment.

               (c). In the case of a Nonqualified Option, if the Committee has not adopted an applicable rule concerning such termination, such Option shall terminate no later than three months after termination of employment.

               (d). The foregoing notwithstanding, no option shall be exercisable after its expiration date.

               (e). All options shall provide that in the case of the exercise of an option, the stock so purchased shall be redeemable by the Corporation at the option price thereof in the event of the termination of employment for any reason of such optionee/purchaser within one year of the exercise of such option.

          Whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final, conclusive and binding upon the affected optionee and any person claiming under or through such optionee.

          11. Death of Optionee If an optionee dies while in the employ of the Corporation or after cessation of such employment but within the period during which he or she could have exercised the option under Section 10 of the Plan, then the option may be exercised by the executors or administrators of the optionee's estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance, within 12 months after the termination of the optionee's employment for Incentive Stock Options and within a period prescribed by the Committee for Nonqualified Options; provided, however, that no option shall be exercisable after its expiration date.

          12. Modification, Extension and Renewal of Options Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Without limiting the generality of the foregoing, the Committee may grant to an optionee, if he or she is otherwise eligible and consents thereto, a new or modified option in lieu of an outstanding option for a number of shares, at an exercise price and for a term which are greater or lesser than under the earlier option, or may do so by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations and conditions of the Plan. The foregoing notwithstanding, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

          13. Period in Which Options May Be Granted Options may be granted pursuant to the Plan at any time on or before the tenth anniversary of the Effective Date of the Plan, as defined in
          Section 17 herein.

          14. Amendment or Termination of the Plan The Board may at any time terminate, amend, modify or suspend the Plan provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which:

               (a). Increases the maximum number of shares as to which options may be granted under the Plan;

               (b). Alters the method by which the option price is determined;

               (c). Extends any option for a period longer than 10 years after the date of grant;

               (d). Materially modifies the requirements as to eligibility for participation in the Plan; or

               (e).  Alters this Section 14 so as to defeat its purpose.

          Further, no amendment, modification, suspension or termination of the Plan shall in any manner affect any option theretofore granted under the Plan without the consent of the optionee or any person validly claiming under or through the optionee.

          15.  Changes in Capitalization

               (a). In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then subject to the provisions of subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

               (b). If there shall be any other change in the number of kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if the Board or the Committee (as the case may be), shall in its sole discretion, determine that such change equitably requires an adjustment in any option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

               (c). A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the option or substitute its own options. In either event, the Board or the Committee (as the case may be) shall have the right to accelerate the time within which the option may be exercised.

               (d). Fractional shares resulting from any adjustment in options pursuant to this Section 15 may be settled as the Board or the Committee (as the case may be) shall determine.

               (e). To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an option which shall have been so adjusted.

               (f). The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

          16. Transfer of Option Shares Shares acquired by persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the exercise of an option or portion thereof, shall not be sold or transferred for at least six months after the date of grant.

          17. Plan Effective Date The "Effective Date" of the Plan is the date on which it was first approved by the Corporation's shareholders, namely August 5, 1992. Unless sooner terminated by the Board, the Plan will terminate 10 years from its Effective Date and no options may be granted under the Plan after such termination date.

                                      APPENDIX B

                                 FNB ROCHESTER CORP.
                     1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


          1.0  PURPOSE

               The purpose of the FNB Rochester Corp. 1995 Non-Employee Director Stock Option Plan (the "Plan") is to attract and retain in the service of FNB Rochester Corp. (the "Company") Outside Directors (as defined below) who are considered essential to the long-range success of the Company by providing them an opportunity to become owners of stock of the Company through options, and to solidify the common interests of directors and stockholders in enhancing the value of the Company's common stock so as to benefit directly from the Company's growth, development and financial success.

               Stock options granted under this Plan (the "Options") are not intended to qualify as incentive stock options under section 422A of the Internal Revenue Code of 1986 (the "Code").

          2.0  ADMINISTRATION OF THE PLAN

               2.01 The Plan shall be administered by a committee consisting of the Company's Chief Executive Officer, Chief Financial Officer and Counsel (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Plan Participants and their legal representatives and beneficiaries.

               2.02 Administrative costs in connection with the Plan shall be paid by the Company.

               2.03 The provisions of the Plan shall not apply to or affect any option hereafter granted under any other stock option plan of the Company, and all such options shall be governed by and subject to the applicable provisions of the stock option plan pursuant to which they were granted.

          3.0  SHARES SUBJECT TO THE PLAN

               3.01 Options may be granted by the Company from time to time under the Plan to purchase up to an aggregate of 25,000 of the Company's common shares, par value $1.00 per share ("Shares"). Shares may consist either in whole or in part of either shares of the Company's authorized but unissued common shares or shares of the Company's authorized and issued common shares reacquired by the Company and held by its treasury, as may from time to time be determined by the Committee. If an Option granted under the Plan for any reason ceases to be exercisable in whole or in part, the Shares which were subject to any such Option but as to which the Option so ceases to be exercisable shall be available for further Options to be granted under the Plan. Any Shares subject to an Option granted under the plan which for any reason expires or is terminated unexercised as to such Shares shall not be charged against such number and shall again be available for issuance under the Plan.

               3.02 If there is any change in the shares of the Company as a result of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or such shares, the Committee may make such adjustments, if any, proportionate to such change, in the number and kind of Shares authorized by the Plan and in the number and kind of Shares under outstanding awards as it shall deem appropriate to preserve the relative value of awards to be granted and shall make such adjustments and changes in the price of Shares under outstanding awards to preserve the relative value of outstanding awards under the Plan. The determination of the Committee as to whether any adjustments are required under the terms of this Section 3.03 and the determination of the Committee as to the extent and nature of any such adjustment shall be final and binding upon all persons.

          4.0  DIRECTORS ELIGIBLE FOR OPTIONS

               Awards may be granted by the Company from time to time only to Outside Directors of the Company. An Outside Director is any Director who is not then a full-time employee (as defined in section 3401(c) of the Code) of the Company or a subsidiary.

          5.0  GRANTING OF OPTIONS

               5.01 Persons to whom Options shall be granted.  Subject to
          Section 3.01, Options shall be granted to each person who (a) is an Outside Director on the fifth business day following the public release of the Company's quarterly financial results for the period ended September 30, 1995 (the "Commencement Date"), or
          (b) first becomes an Outside Director after the Commencement
          Date.

               5.02 When Options shall be granted. Each person who is an Outside Director on the Commencement Date shall be granted, as of the Commencement Date, an Option to purchase 2,500 Shares. Subject to the limitations on the maximum number of Shares available for purchase under the Plan, each person who is elected to serve as an Outside Director after the Commencement Date, shall receive, as of the date of his or her election and qualification as a director, an Option to purchase 2,500 Shares.

          6.0  OPTION TERMS AND CONDITIONS

               All Options granted under this Plan shall be on the following terms and conditions:

               6.01 Price. The Option Price per Share shall be determined by the Committee from time to time, subject to the limitations set forth in this Section. The Option price shall not be less than the fair market value of the Shares on the date the Option is granted. In no event shall the purchase price for Shares purchased under an Option be less than the par value thereof.

               6.02 Fair Market Value. The fair market value of a Share on any day shall be: (i) if the Shares are traded in the over-the-counter market, the mean between the bid and asked prices of Shares in the over-the-counter market as reported on the National Association of Security Dealers Automatic Quotation System (NASDAQ); (ii) if the Shares are traded in the over-the-counter market and are designated as National Market System securities, the reported last sale price of Shares, or (iii) if the Shares are traded on one or more securities exchanges, the average of the closing prices on all such exchanges on such day; or, in the event that there are no such reports for such day, the fair market value shall be such price based on the first preceding day for which there is such a report.

               6.03 Period of Option. Each Option shall expire at such time as the Committee may determine when such Option is granted, and no Option shall have a term which shall extend more than 10 years from the date such Option is granted. Subject to the preceding sentence, terms established by the Committee for exercise of an Option may be modified or waived by the Committee in his sole discretion. Each Option shall be subject to earlier termination as provided elsewhere in the Plan. The instrument evidencing the Option shall be signed by an officer of the Company. The Commencement Date or respective anniversary thereof on which Options are issued shall be the date on which the Option is considered granted.

               6.04 Restrictions on Exercise of Option. The Committee may at its discretion establish the time or times within the Option period when the Options may be exercised in whole or in part. In addition, the Committee may require the satisfaction of such other conditions, as the Committee may stipulate in the Option, prior to the exercise of the Option in whole or in part. Notwithstanding any other provision of this Plan, no Option shall be exercisable in a manner that would disqualify the Plan from satisfying the requirements of Rule 16b-3 of the Securities and Exchange Commission, and, to the extent necessary, no Option shall be exercisable for at least six months after the date the Option is granted, and no Share may be sold until at least six months after it is purchased by the Optionee (or such other periods as may be specified from time to time by such Rule).

               6.05 Exercise of Option. After the satisfaction of all conditions which may be prescribed by, or in accordance with, the Plan, the Option may be exercised during the balance of the Option period according to its terms. Receipt by the Company of written notice from the Grantee specifying the number of Shares to be purchased, accompanied by payment in full of the purchase price for such Shares, shall constitute exercise of the Option as to such Shares.

               The Committee, in its discretion, may determine that payment upon the exercise of an Option may be made with Shares of the Company owned by the Option holder having a fair market value on the exercise date equivalent to the amount which would otherwise be payable, or any combination of cash and such Shares equivalent to such amount. Until Shares are purchased and issued upon exercise of an Option, the Option holder shall not have any rights of a shareholder with respect thereto.

               6.06 Termination of Service.

                    (a) If the service of the Grantee with the Company as a Director shall have terminated for any reason (other than death, disability, or termination for cause), the Grantee or his or her legal representative may exercise the Option to the extent it was exercisable on the date when the Grantee's service terminated, at any time prior to the expiration date of the Option or within six months of the date of termination of service, whichever is earlier. For all purposes of this Plan, termination of service shall be the effective time at which a person serving as a Director ceases to be a member of the Board for any reason.

                    (b) If the service of the Grantee with the Company shall have terminated due to disability, the Grantee or his or her legal representative may exercise the Option to the extent it was exercisable on the date when the Grantee's service terminated, at any time prior to the expiration date of the Option or within one year of the date of termination of service, whichever is earlier.

                    (c) If the service of the Grantee with the Company shall have terminated for cause, the Option shall terminate upon receipt by the Grantee of notice of such termination or the effective date of the termination, whichever is earlier. The Committee shall have the right to determine whether the Grantee has been terminated for cause for purposes of the Plan and the date of such termination.

                    (d) No Option shall be exercised after the effective date of any merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of substantially all the Company's assets or the liquidation or dissolution of the Company.

               6.07 Death of Grantee. If the Grantee dies while in the service of the Company, the person or persons to whom the Grantee's rights under the Option shall pass by will or by the applicable laws of descent and distribution may exercise the Option, in whole or in part at any time, prior to the expiration date of the Option or within one year of the date of death of the Grantee, whichever is earlier.

               6.08 Other Provisions. The Option may contain such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.

          7.0  MISCELLANEOUS PROVISIONS

               7.01 A Grantee shall not have any rights as a shareholder with respect to any Shares of the Company covered by an Option until the Shares are purchased and the stock certificates therefor are transferred to the Grantee.

               7.02 Nothing in this Plan or in any Option granted under it shall confer any right upon the Grantee to continue in the service of the Company or interfere in any way with the right of the Company to terminate the service of the Grantee pursuant to law and the By-laws of the Company.

               7.03 In no event shall a Grantee be entitled to fractional Shares, whether upon exercise of an Option or otherwise. The Committee in its sole discretion may elect to round to the nearest whole Share or to settle fractional Shares in cash.

               7.04 No Option or any rights or interest therein of the Grantee thereof shall be assignable or transferrable by such recipient except by will or the laws of descent and distribution. During the lifetime of the Grantee, the Option shall be exercised only by him or her by his or her legal representative, and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by the Grantee in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

               7.05 No Shares shall be issued or transferred upon the exercise of any Option granted hereunder unless and until (a) all legal requirements applicable to the issuance or transfer of such Shares have been complied with, and (b) all requirements of any national securities exchange or association upon which or by which the Company's shares of common stock are listed, traded or quoted have been met, in each case to the satisfaction of the Committee and free of any conditions not acceptable to the Committee. The Committee shall have the right to condition any issuance of any Shares made to any person hereunder on such persons undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restriction.

               7.06 The Company shall have the right to deduct from all awards or any other compensation paid to the Grantee from the Company and Federal, state or local taxes required by law to be withheld with respect to the granting or exercise of any awards under this Plan.

               7.07 Except as specifically provided in this Plan, no person shall have any claim or right to be granted any award under this Plan.

               7.08 This Plan and the awards issued pursuant thereto shall be governed by and construed in accordance with the laws of the State of New York.

          8.0  AMENDMENT, SUSPENSION OR DISCONTINUANCE OF PLAN

               8.01 The Committee may amend, suspend or discontinue the Plan, in whole or in part, at any time and from time to time. In no event, however, shall any amendment, without the approval of the shareholders of the Company:

                    (a) increase the number of Shares as to which awards may be granted as nonqualified stock options under the Plan;

                    (b)  change the minimum Option exercise price;

                    (c) increase the maximum period during which Options may be exercised;

                    (d)  extend the effective period of the Plan;

                    (e) otherwise materially increase the benefits accruing to participants under the Plan;

                    (f) materially modify the requirements as to eligibility for participation in the Plan;

                    (g) result in a material increase in the cost of the Plan to the Company; and

                    (h) no amendment, modification or termination of the Plan shall in any manner adversely affect any Option then outstanding under the Plan without the consent of the holder of such Option.

               8.02 Articles 4.0 and 5.0 of this Plan shall not be amended more than once every six months other than to comport with the Code and the rules thereunder.

               8.03 With the consent of the affected Grantee, the Committee may amend any outstanding Option so as to incorporate in respect of the same any terms that could have been incorporated in such award at the time of the original grant.

          9.0  EFFECTIVE DATE AND DURATION OF THE PLAN

               9.01 The Plan shall become effective upon approval by a majority of all directors and approval by a majority of the Directors of the Company who are not eligible for the grant of options under the Plan, provided, however, that, notwithstanding anything to the contrary provided in the Plan, no options granted under the Plan shall become exercisable until after the Plan has been approved and ratified at a meeting of shareholders of the Company by the vote of the holders of a majority of all outstanding shares entitled to vote thereon.

               9.02 Unless the Plan is discontinued earlier pursuant to
          Article 8.0, the Plan shall expire at the close of business on October 3, 2005. No grants shall be made under this Plan after the close of business on October 3, 2005. However, Options granted under the Plan at any time on or prior to October 3, 2005 shall remain in effect until they have been fully exercised, are surrendered, or by their terms expire.


                              FNB ROCHESTER CORP.


                              By        s/ R. Carlos Carballada

                                   R. Carlos Carballada, President &
                                   Chief Executive Officer

          PROXY                                                       PROXY

                                 FNB ROCHESTER CORP.
                         35 STATE STREET, ROCHESTER, NEW YORK


                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            Annual Meeting of Shareholders
                         To Be Held On Tuesday, May 28, 1996
                          at 10:00 a.m. at the Strathallan,
                     550 East Avenue, Rochester, New York  14607

          The undersigned hereby appoints Michael J. Falcone and Carl R. Reynolds, each of them, as attorneys and proxies, each with full power of substitution, to vote all shares of common stock of FNB Rochester Corp. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 28, 1996 and at all adjournments thereof, as designated in Items 1, 2, 3 and 4 on the reverse of this Proxy Card, and confers upon each such proxy discretionary authority to vote upon any other matter properly brought before the meeting or any adjournment thereof.

          It is understood that this proxy may be revoked at any time insofar as it has not been exercised, and that the shares may be voted in person if the undersigned attends the meeting.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1. ELECTION OF DIRECTORS, AND FOR ITEMS 2 AND 3 AND TO GIVE DISCRETION TO THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

                             (Continued on reverse side)

          _________________________________________________________________
                                 FOLD AND DETACH HERE

          [X]  PLEASE MARK YOUR VOTES
               AS INDICATED IN THIS EXAMPLE.


          1.   Election of Directors.

               [__] FOR all nominees listed to the right
                    (except as marked to the contrary)

               [__] WITHHOLD AUTHORITY
                    to vote for all nominees listed to the right


                                      Directors:

               R. Carlos Carballada, Michael J. Falcone, Joseph M. Lobozzo II, Francis T. Lombardi, Carl R. Reynolds, H. Bruce Russell, James D. Ryan, Linda Cornell Weinstein

               (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


          ________________________________________________________________


          2. Approval of amendment to 1992 Stock Option Plan and option grants thereunder.

               [__] FOR            [__]  AGAINST            [__]  ABSTAIN


          3. Approval of 1995 Stock Option Plan for Non-Employee Directors and of option grants thereunder.

               [__] FOR            [__]  AGAINST            [__]  ABSTAIN


          4. Approval to vote upon such other business as may properly come before the meeting.

               [__] FOR            [__]  AGAINST            [__]  ABSTAIN


          Please DATE and SIGN your name below as it appears on this PROXY. Joint owners should each sign. If the signer is a corporation, please sign by a duly authorized officer. Executors, trustees, administrators, etc. should give full title as such. If a partnership, please sign in partnership name by authorized person.


          Dated: __________________________________, 1996


          _________________________________________________________________
                                      Signature


          _________________________________________________________________
                              Signature, if held jointly

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
                 PLEASE RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                                      THANK YOU.